UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EnviroStar, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
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EnviroStar, Inc.
290 N.E. 68th Street
Miami, Florida  33138

______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 8, 2013

______________

Miami, Florida
October 14, 2013
To the Stockholders of
EnviroStar, Inc.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of EnviroStar, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 8, 2013, at 11:00 A.M., Eastern Standard Time, at the offices of the Company and the Company’s subsidiary, Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida, for the purpose of considering and acting upon the following matters:

(1)           The election of five (5) directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors;

(2)           The approval of a non-binding advisory resolution on the compensation of the Company’s named executive officers identified in the attached proxy statement;

(3)           The approval of a non-binding advisory resolution on the frequency (every one, two or three years) of the non-binding advisory vote relating to the compensation of the Company’s named executive officers; and

(4)           The transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 4, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

October 14, 2013	Lloyd Frank, Secretary

Important Notice Regarding Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on November 8, 2013.

The proxy statement and annual report to stockholders
are available at http://www.cfpproxy.com/0267.

The return of your signed proxy as promptly as possible will greatly facilitate arrangements for the meeting.  No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.

EnviroStar, Inc.
290 N.E. 68th Street
Miami, Florida  33138

________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on November 8, 2013

________________

INTRODUCTION

This Proxy Statement, to be mailed to stockholders on or about October 14, 2013, is furnished in connection with the solicitation by the Board of Directors of EnviroStar, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form (the “Proxy” or “Proxies”) for use at the 2013 Annual Meeting of Stockholders of the Company (the “Meeting”) and at any adjournments or postponements thereof.  The Meeting will be held on Friday, November 8, 2013, at 11:00 A.M., Eastern Standard Time, at the offices of the Company and the Company’s subsidiary, Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida.

All Proxies properly and timely received will be voted in accordance with the specifications made on the accompanying Proxy or, in the absence of any specification, (1) FOR the election of all of the nominees named in this Proxy Statement to serve as directors, (2) FOR the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers, and (3) in favor of an every "three year" frequency for the non-binding advisory vote on the compensation of the Company’s named executive officers.  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) notice in writing or by a later dated proxy received prior to the Meeting by the Company at 290 N.E. 68th Street, Miami, Florida 33138, Attention: President, or (ii) by voting in person at the Meeting.

Only holders of record of shares of the Company’s Common Stock (the “Common Stock”) as of the close of business on October 4, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof for which a new record date is not fixed.  As of the close of business on the Record Date, there were issued and outstanding 7,033,732 shares of Common Stock.

Stockholders whose shares of Common Stock are held in “street name” (that is, whose shares are held by, and registered in the name of, a broker or other nominee) will receive instructions from, or on behalf of, that institution describing the procedures for advising the institution how to vote those shares.  If a stockholder whose shares are held in street name does not instruct the broker holding the shares of record as to how to vote those shares with respect to the election of directors, the shares will not be voted (i) in the election of directors, (ii) for the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers and (iii) for the approval of a non-binding advisory resolution on the frequency of the non-binding vote relating to the compensation of the Company’s named executive officers.  Therefore, it is important for stockholders whose shares are held in street name to advise the institution holding the shares for them as to how to vote.  In addition, those stockholders whose shares are held in street name who wish to vote at the Meeting will need to obtain a legal proxy from the institution that holds their shares of record.

The presence, in person or represented by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting.  If a broker or other nominee holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owners of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes.”  Proxies submitted which contain votes withheld, abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

Each share of Common Stock held as of the Record Date is entitled to one vote on each matter to be acted upon at the Meeting.   If any additional matters are brought before the Meeting, under Delaware law, approval thereof will require the affirmative vote of either (depending on the nature of the matter) a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter or a majority of all outstanding shares of Common Stock.  Abstentions will have the effect of a negative vote on all such matters.  Broker non-votes will have no effect on the outcome of the vote on a matter requiring approval by a majority of the shares of Common Stock entitled to vote on the matter, but will have the effect of a negative vote on any matter requiring approval by a majority of all outstanding shares of Common Stock.

OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information, as at October 4, 2013, with respect to the shares of Common Stock that are beneficially owned by (i) any person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the executive officers of the Company named in the Summary Compensation Table under the caption “Executive Compensation,” below, (iii) each director and nominee to serve as a director of the Company and (iv) all executive officers and directors of the Company as a group:

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Michael S. Steiner 290 N.E. 68th Street Miami, FL 33138	4,038,294	(3)	57.4%
Robert M. Steiner 359 29th Avenue San Francisco, CA 94121	1,009,548	(4)	14.4%
Bard Associates, Inc. 135 South LaSalle Street Suite 3700 Chicago, IL 60603	493,779	(5)	7.0%
Zeff Capital, LP 1875 Century Park E. Suite 700 Los Angeles, CA 90067	661,590	(6)	9.4%
Venerando J. Indelicato	149,937	(7)	2.1%
David Blyer	--		--
Lloyd Frank	34,119	(8)	*
Alan M. Grunspan	2,500		*
Executive officers and directors as a group (5 persons)	4,224,850	(9)	60.1%

_________________________
Footnotes:

(1)	Except as noted in the following footnotes, all beneficially owned shares are owned with sole voting and investment power.

(2)	Asterisk indicates less than one percent.

(3)
Includes (a) 3,028,746 of the shares (43.1% of the Company’s outstanding Common Stock) owned by Michael S. Steiner directly and (b) 1,009,548 shares (14.4% of the Company’s outstanding Common Stock) owned by Robert M. Steiner, Michael S. Steiner’s brother.  All of the shares (except 100 shares owned by Michael S. Steiner) are subject to the Stockholders’ Agreement dated October 13, 2011, as amended (the “Stockholders’ Agreement”), pursuant to which all of these shares are to be voted on all matters in the manner determined by Michael S. Steiner.  See “Stockholders’ Agreement,” below.  As a result, Michael S. Steiner is, under applicable Securities and Exchange Commission (the “SEC”) rules, deemed to be the beneficial owner of all of such 4,038,194 shares (57.4% of the Company’s outstanding Common Stock), with sole voting power as to all 4,038,194 shares and sole dispositive power as to the 3,028,746 shares owned directly by him.  Michael S. Steiner owns an additional 100 shares that are not subject to the Stockholder’s Agreement and as to which he has sole voting and sole dispositive power.

(4)
All 1,009,548 shares are owned by Robert M. Steiner and are subject to the Stockholders’ Agreement under which Robert M. Steiner’s brother, Michael S. Steiner, has sole voting power over all such shares.  Robert M. Steiner has sole dispositive power over the 1,009,548 shares.

(5)
Based on the most recently available Schedule 13G filed with the SEC on February 6, 2013 by Bard Associates, Inc. Bard Associates, Inc. has sole voting power as to 35,000 of these shares and sole dispositive power as to all 493,779 of these shares.

(6)	Based on the most recently available Schedule 13G filed with the SEC on January 15, 2013 by Zeff Capital, LP.

(7)
Represents (a) 83,718 shares (1.2% of the Company’s outstanding Common Stock) owned by Mr. Indelicato and his wife as co-trustees under his living trust under which the sole lifetime beneficiary is Mr. Indelicato and (b) 66,219 shares (0.9% of the Company’s outstanding Common Stock) owned by Mr. Indelicato and his wife as co-trustees under the living trust of Mr. Indelicato’s wife under which the sole lifetime beneficiary is Mr. Indelicato’s wife.  Mr. Indelicato disclaims beneficial ownership of the shares owned by his wife’s living trust.

(8)	Includes 21,494 shares owned by Mr. Frank’s wife, as to which Mr. Frank disclaims beneficial ownership.

(9)	Includes 87,713 shares owned by or for the benefit of spouses of executive officers and directors, as to which such executive officers and directors disclaim beneficial ownership.

Stockholders’ Agreement

Pursuant to a Stockholders’ Agreement, dated October 13, 2011, as amended (the “Stockholders’ Agreement”), which replaced a Stockholders Agreement, dated July 22, 2004, as amended and restated, except to the extent otherwise agreed from time to time by the owners of a majority of the 2,019,097 shares that had been owned by the William K. Steiner Revocable Trust, (1,009,549 of which are now owned by Michael Steiner and 1,009,548 of which are now owned by Robert M. Steiner), on the one hand, and by the owner of the remaining 2,019,097 shares owned by Michael S. Steiner that were not acquired from the William K. Steiner Revocable Trust, on the other hand, an aggregate of 4,038,194 (57.4%) of the  Common Stock (the “Shares”), consisting of 3,028,646 shares owned by Michael S. Steiner and 1,009,548 shares owned by Robert M. Steiner, are to be voted on all matters in such manner as may be determined by Michael S. Steiner.  Should the term of office of any director of the Company expire, or should any director resign, determine not to seek re-election to the Company’s Board of Directors, be removed from office, die, become incapacitated or otherwise cease to serve on the Board, and should such director not be replaced by the Board with a designee recommended to the Board by Michael S. Steiner, the owners of the Shares are to take all such action as may be permitted under the Company’s Certificate of Incorporation, By-laws and laws of the Company’s state of incorporation to promptly call a special or other meeting of stockholders of the Company and vote, or execute a written consent, to elect, as the successor to such former director, a person designated by Michael S. Steiner.  The Stockholders’ Agreement is to terminate on the earlier to occur of (i) the date agreed to in writing by the owners of a majority of the Shares that had been owned by the William K. Steiner Revocable Trust, on one hand (of which the majority of such Shares are currently owned by Michael Steiner), and the owners of a majority of the Shares presently owned by Michael Steiner that were not acquired from the William K. Steiner Revocable Trust, on the other hand, and (ii) the liquidation of the Company or the Company’s merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by Michael S. Steiner, following which transaction or series of transactions the shares of common stock held by stockholders of the Company immediately prior to the first of such transactions do not represent more than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions.  Michael S. Steiner intends to vote the Shares in favor of the slate of nominees proposed in this Proxy Statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Michael S. Steiner, Venerando J. Indelicato, David Blyer, Lloyd Frank and Alan M. Grunspan (said persons being hereinafter referred to as the “nominees”) as directors upon their nomination at the Meeting.  Directors elected at the Meeting will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.  All nominees were elected by stockholders at the Company’s 2012 Annual Meeting of Stockholders.  William K. Steiner, our former Chairman of the Board, passed away in December 2012. The number of directors constituting the entire Board of Directors is presently set at five directors.  There will be no vacancies on the Board.

In the event that any of the nominees should become unavailable to serve as a director for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees recommended to the Board by Michael S. Steiner.  The Company believes that all of the nominees are available to serve as directors.

Michael S. Steiner, whose shares (except for 100) are subject to the Stockholders’ Agreement relating to the voting of 57.4% of the Company’s Common Stock, has agreed to vote for the nominees named in this Proxy Statement.  See “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement,” above.

Background of Nominees and Current Directors

Michael S. Steiner, 57, has been the Chairman of the Board since December 2012 and President, Chief Executive Officer and a director of the Company since November 1998, when the Company acquired Steiner-Atlantic Corp., the Company’s operating subsidiary (“Steiner-Atlantic”).  Mr. Steiner has been President and Chief Executive Officer of Steiner-Atlantic since 1988.  Mr. Steiner joined Steiner-Atlantic in 1987 and has been involved in every facet of its operations since that time.  As Chief Executive Officer of Steiner-Atlantic for more than the past 20 years and of the Company since 1998, Mr. Steiner has been in charge of the Company’s day-to-day operations as a result of which he provides the Board with a deep understanding of the Company’s operations, products, customers, suppliers and employees, in addition to the Company’s challenges, needs, opportunities and strategies.  Mr. Steiner, a member of the Florida Bar who provides the legal advice to the Company, also provides an understanding of finance, law and taxation gained through his Bachelor of Sciences degree in Finance, Juris Doctor degree and Masters of Law degree in taxation.

Venerando J. Indelicato, 80, was President and Chief Executive Officer of the Company from December 1967 until November 1998 and since that time has been Treasurer and Chief Financial Officer of the Company.  Mr. Indelicato has been a director of the Company since 1967.  Mr. Indelicato provides the Board with knowledge and an understanding of the Company’s finances and financial statements, in addition to his knowledge of both the current and historical business and operations of the Company.

David Blyer, 53, has served as a director of the Company since November 1998.  Since August 2010, Mr. Blyer has been President and Chief Executive Officer of Donor Community Inc., a company that he founded that provides a software platform to non-profit organizations to assist in their operational and fundraising activities.  Mr. Blyer was Co-Chairman of Stone Profiles LLC (formerly Profiles in Concrete, Inc.), a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, from January 2005 until March 2010.  From July 2002 until January 2005, Mr. Blyer was an independent consultant.  Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc. (“Vento”), a developer of software for specialized business applications, from 1994, when he co-founded that company, until November 1999, when that company was acquired by SPSS Inc. (“SPSS”), a computer software company that developed and distributed technology for the analysis of data in decision-making and which merged with a subsidiary of International Business Machines Corporation in 2010.  From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, served as President of the Enabling Technology Division of SPSS Inc.  Mr. Blyer brings to the Board broad experience in developing sales and marketing strategies, in addition to business operations skills gained through his founding and running a number of diverse companies and as head, with profit and loss responsibility of them, including a division of SPSS, which at the time was a publicly-held company. Mr. Blyer has an MBS in finance.

Lloyd Frank, 88, has been a director of the Company since 1977.  Mr. Frank has been Senior Counsel to the law firm of Troutman Sanders LLP since January 2010, prior to which he was Of Counsel to that firm from April 2005.  Prior thereto, Mr. Frank was a member of the law firm of Jenkens & Gilchrist Parker Chapin LLP and its predecessor from 1977 until the end of 2003 and Counsel to that firm from January 2004 until March 2005.  The Company retained Troutman Sanders LLP during the Company’s last fiscal year and is retaining Troutman Sanders LLP during the Company’s current fiscal year.  During the past five years, Mr. Frank has also served as a director of Park Electrochemical Corp. and Volt Information Sciences, Inc.  Mr. Frank has extensive corporate legal and compliance experience, including over 40 years of legal representation of the Company, and has served as an advisor to, and on, the Board of Directors of a number of other public companies, private companies and charities, which enables him to provide the Board with advice on a wide range of legal and business matters.

Alan M. Grunspan, 53, has served as a director of the Company since May 1999.  Since December 2004, Mr. Grunspan has been a Shareholder of the law firm of Carlton Fields.  From 1989 until he joined Carlton Fields, Mr. Grunspan was a member of the law firm of Kaufman Dickstein & Grunspan, P.A.  Mr. Grunspan has over 25 years of experience as a business lawyer with an understanding of the industry in which the Company operates and environmental matters, including those that particularly pertain to the dry cleaning and laundry industry.  Mr. Grunspan also brings financing expertise to the Board obtained from his Bachelor of Sciences degree in Finance and his legal practice.  In addition, Mr. Grunspan provides management experience to the Board obtained from his management of a law firm prior to joining Carlton Fields.

There are no family relationships among any of the directors and executive officers of the Company.  All directors serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.  All officers serve at the pleasure of the Board of Directors.

Directors’ Independence

The Board of Directors has determined that David Blyer, Lloyd Frank and Alan Grunspan  (constituting a majority of the Board of Directors) are “independent directors” pursuant to Section 803 of the Company Guide of the NYSE MKT on which the Company’s Common Stock is listed.  In reaching its conclusion, the Board determined that these individuals do not have a material relationship with the Company that would interfere with their exercise of independent judgment in carrying out their duties as a director of the Company, and do not have any of the specific relationships set forth in that section that would disqualify them from being considered independent directors.

Controlled Company

Michael S. Steiner and Robert M. Steiner may be deemed to be a group, with Michael S. Steiner having sole voting power and Robert M. Steiner and Michael S. Steiner having sole dispositive power over in excess of 50% of the Company’s Common Stock.  See “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement.”  Accordingly, the Company is a “controlled company” under the NYSE MKT Company Guide and, therefore, is not subject to NYSE MKT’s rules otherwise requiring companies listed thereon to have a Board of Directors consisting of at least 50% of “independent directors” or the NYSE MKT rules governing the determination of executive compensation or the nomination of directors.  The Company has, however, voluntarily complied with NYSE MKT’s minimum independent director and executive compensation determination rules.

Meetings of the Board of Directors

During the Company’s fiscal year ended June 30, 2013, its Board of Directors held four meetings.  Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served that were held during that fiscal year.

It is the Company’s policy that, absent extenuating circumstances, all members of the Board of Directors attend meetings of stockholders.  All of the members of the Board attended the Company’s 2012 Annual Meeting of Stockholders.

Board Leadership Structure

The Board of Directors does not have any formal policy, one way or the other, on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, as the Board of Directors believes that it should have the flexibility to make this determination at any given point in time in the way that it believes best to provide appropriate leadership for us at that time.  Currently the Board of Directors has not separated the positions of the Chairman and Chief Executive Officer. Both positions are held by Michael S. Steiner. The Board believes that in the context of its current operating and business environment the combined role of Chairman and Chief Executive Officer is appropriate because it results in unified leadership, accountability and continuity, promotes strategic development and execution, and facilitates communication between management and the Board.

From time to time, the independent directors meet in executive session without the participation of the Company’s Chief Executive Officer and Chairman of the Board and Chief Financial Officer, the Company’s only directors who are not independent.  Following an executive session of independent directors, one or more of the attending directors provides specific feedback on issues to the Company’s Chief Executive Officer.

The Board believes that this structure is effective and facilitates its oversight role.  Although the Company believes its leadership structure is appropriate in the current circumstances, this structure is reviewed from time-to-time.

Board Role in Risk Oversight

The Board is involved in the oversight of risks that could affect the Company.  This oversight is conducted at the Board level and through the Audit Committee of the Board, which oversees the Company's systems of internal control over financial reporting, accounting, legal compliance and risk management, and the Board’s independent directors, who, review compensation arrangements to ensure that they do not encourage unnecessary or excessive risk taking.  The Chairperson of Audit Committee reports to the Board on the activities of that Committee, including areas of risk management.  While the Board and the Audit Committee oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management.  The Company believes this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Committees of the Board

The Board of Directors has a standing Audit Committee.  The Board does not have standing Compensation or Nominating Committees nor charters for either a Compensation or Nominating Committee because the Company, as a “controlled company” under the NYSE MKT Company Guide, is not required to have either committee (see “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement” and “Election of Directors - Controlled Company,” above), a majority of the members of the Board are “independent directors” under the NYSE MKT Company Guide and there has historically been few vacancies on the Board.  The determination of the compensation of the Company’s executive officers, including the Company’s President and Chief Executive Officer, is made by a majority of the Company’s independent directors.  The full Board participates in the consideration of director nominees.  See “Election of Directors – Director Nomination Process,” below, for information regarding the selection of nominees for election as directors.

The Audit Committee

The Board’s Audit Committee currently consists of Alan M. Grunspan (Chairman) and David Blyer.  The Audit Committee provides assistance to the Board in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing, financial reporting practices and legal compliance.  The Audit Committee operates under a written charter adopted by the Board, which the Committee annually reviews, assesses and, with respect to which, if it deems it appropriate, recommends changes to the Board.   A copy of the Audit Committee’s charter is available on the Company’s website at www.envirostarinc.com by clicking on “Investor Relations” and then clicking on the Audit Committee’s charter.  Under its charter, the Audit Committee reviews the financial reports and other financial information provided by the Company to the SEC and the public; the Company’s systems of internal control over financial reporting; and the Company’s auditing, accounting and financial reporting processes generally.  The Audit Committee also is responsible for the appointment and retention of, and reviews and appraises the performance, qualifications and independence of the Company’s independent registered public accounting firm; approves the fees and other compensation to be paid to that firm; and provides an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management and the Board.  A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee held four meetings during the year ended June 30, 2013.

The Board of Directors has concluded that each of the members of the Audit Committee is an “independent director” under Section 803 of the NYSE MKT Company Guide, as well as under Rule 10A-3 promulgated by the SEC under the Exchange Act, and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.  The Board of Directors has concluded that David Blyer, a member of the Audit Committee, is an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Director Nomination Process

As a “controlled company” under the NYSE MKT Company Guide, the Company is not required to cause nominees for director to be selected or recommended to the Board by either a nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors.  Instead, the full Board of Directors, a majority of whom meet the “independent director” criteria under the NYSE MKT Company Guide, participates in the consideration of director nominees.  The Board does not have a charter governing its nomination process.

While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders.  Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board will consider, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board.  Although the Company does not have a formal diversity policy, when considering a prospective nominee, the Board will take into account diversity of skills, experience and other qualities that can contribute to the success of the Company.  No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time.  The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

A stockholder seeking to recommend a prospective nominee for consideration by the Board should submit the recommendation to the Board in the manner described under “Stockholder Communications with Directors,” below, and within the time frame described under the caption “Miscellaneous – Stockholder Proposals,” below.  The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named in the Company’s proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected.  The recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the information required by Items 401, 403 and 404 of Regulation S-K of the SEC.  In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of the Company’s Common Stock owned by such stockholder as they appear on the Company’s stockholder records and the length of time the shares have been owned by the recommending stockholder (or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder) and whether the recommendation is being made with or on behalf of one or more other stockholders (and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made).

Stockholder Communications with Directors

Stockholders may communicate directly with the Board or one or more specific directors by sending a written communication to:  Board of Directors or a specific director, c/o the Company’s President, 290 N.E. 68th Street, Miami, Florida 33138.  The Company’s President will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to the Company’s business, industry or management or Board or committee matters.  The President will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, which is supplemented by a Senior Financial Officer Code of Conduct that applies to the Company’s Chief Executive Officer and senior financial officers.  Copies of these codes are available on the Company’s website at www.envirostarinc.com by clicking on “Investor Relations.”

Audit Committee Report

Management has the primary responsibility for the Company’s financial reporting process, including its consolidated financial statements, while the Audit Committee provides assistance to the Board in fulfilling the Board’s oversight responsibility with respect to overseeing the Company’s accounting, auditing and financial reporting practices and the Company’s independent registered public accounting firm has the responsibility for the examination of the Company’s annual consolidated financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon.  The responsibilities of the Audit Committee are described under the caption “Election of Directors – The Audit Committee,” above.  In assisting the Board in fulfilling its oversight responsibility with respect to the Company’s consolidated financial statements for the year ended June 30, 2013, the Audit Committee:

·	Reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2013 with management;
·
Discussed with Mallah Furman (“Mallah Furman”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

·
Received the written disclosures and letter from Mallah Furman required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013 be included in the Company’s Annual Report on Form 10-K filed with the SEC for that year.

Respectfully,

David Blyer
Alan M. Grunspan

Required Vote

A plurality of the votes (that is, the five persons receiving the highest number of affirmative votes) of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors will determine the election of directors.  Accordingly, shares as to which authority to vote is withheld from Proxies and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Recommendation

The Board of Directors recommends a vote FOR the election of Michael S. Steiner, Venerando J. Indelicato, David Blyer, Lloyd Frank and Alan M. Grunspan as directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the only executive officer of the Company whose cash compensation for services in all capacities to the Company exceeded $100,000 during the Company’s fiscal year ended June 30, 2013 (the “Named Executive Officer”):

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation		Total

Michael S. Steiner, President and Chief Executive Officer	2013	$519,000	$103,800	$4,791		$627,591
	2012	$499,000	$49,900	$3,071	(1)	$551,971

_________________________

(1)
“All Other Compensation” for Michael S. Steiner represents the Company’s matching contribution for Mr. Steiner under the Company’s Profit Sharing Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Section 401(k) Profit Sharing Plan”).

Outstanding Equity Awards at Year-End

No stock options or other equity awards were held by Named Executive Officer at June 30, 2013.

Compensation Plans and Arrangements

The Named Executive Officer is not a party to an employment agreement with the Company and the compensation of each executive officer of the Company is reviewed annually by the independent members of the Board.

The Company has no plans or arrangements with the Named Executive Officer which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan which is a deferred compensation plan under which the Company matches employee contributions up to 3% of an eligible employee’s yearly compensation.  Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code.

The Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to the Named Executive Officer following or in connection with his resignation, termination of employment or a change in control of the Company.

Compensation of Directors

Name	Fees Earned or Paid in Cash	Total
David Blyer	$10,000	$10,000
Lloyd Frank	$5,000	$5,000
Alan M. Grunspan	$10,000	$10,000

Each non-employee director receives a fee of $5,000 per annum. Each member of the Audit Committee receives an additional fee of $5,000 per annum for services in that capacity. Directors are also reimbursed for out-of-pocket expenses incurred in connection with performing their duties. In the event that the Board of Directors holds more than four meetings during a fiscal year in addition to its annual meeting held on the date of the Annual Meeting of Stockholders, each director receives $750 for each such additional meeting such director attends

Certain Relationships and Related Transactions

The Company leases 27,000 square feet of warehouse and office space from the Sheila Steiner Revocable Trust under a lease entered into in November 2005.  Annual rental expense under this lease was approximately $123,200 in fiscal 2013 and $119,600 in fiscal 2012.  The lease was for an original three year term which commenced on November 1, 2005, with two three-year renewal options in favor of the Company.  On September 23, 2011, the Company, with the approval of the Audit Committee of the Board of Directors, exercised the second renewal option, extending the lease until October 31, 2014.  The lease provides for annual rent increases commencing November 1, 2006 of 3% over the rent in the prior year.  The Company believes that the terms of the lease are comparable to terms that would be obtained from an unaffiliated third party for similar property in a similar locale.  The Company bears the cost of real estate taxes, utilities, maintenance, repairs and insurance.  The trustees of the Sheila Steiner Revocable Trust are Sheila Steiner and her son, Michael S. Steiner.  Michael S. Steiner is the Chairman of the Board, President and Chief Executive Officer.  Michael Steiner, individually, is also a principal shareholder of the Company.  See “Ownership of Certain Beneficial Owners and Management.”

The Company’s Audit Committee reviews and approves all transactions with related parties, as defined in SEC regulations.

PROPOSAL 2 – SAY ON PAY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is submitting a “Say on Pay” proposal for stockholder consideration as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The proposal enables the Company's stockholders to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying compensation tables in this Proxy Statement.

The Board of Directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of stockholders. In particular, the Company’s compensation program is designed to:

•	provide compensation that will attract and retain superior talent and reward Company executives based upon Company and individual performance; and

•	support a performance oriented environment;

This proposal gives you as a stockholder the opportunity to endorse or not endorse the Company's executive pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officer, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy at the Meeting, and entitled to vote is required to approve the non-binding advisory resolution relating to the compensation of the Company’s named executive officers. Because the stockholder vote on this proposal is advisory only, it will not be binding on the Company or the Board of Directors. However, the independent directors will review the voting results and take them into consideration when making future decisions regarding the compensation of the Company’s Named Executive Officer as the independent directors deem appropriate.

Recommendation

The Board of Directors recommends a vote “FOR” approval of this resolution.

PROPOSAL 3 – FREQUENCY OF SAY ON PAY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires that the Company’s stockholders have an opportunity to vote on how often the Company should include a say on pay vote in its proxy materials for future annual meetings of stockholders. Under this Proposal No. 3, stockholders may vote to conduct the say on pay vote every year, every two years, or every three years, or may abstain from voting in response to the resolution set forth below.

“RESOLVED, that an advisory vote of the Company’s stockholders relating to the compensation of the Company’s named executive officers be held at an annual meeting of stockholders every year, every two years, or every three years, whichever frequency receives the highest number of stockholder votes in connection with the adoption of this resolution.”

The Board of Directors has determined that a say on pay vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company. In making this determination, the Board considered whether an advisory vote at this frequency provides the Company's stockholders with sufficient time to evaluate the effectiveness of its overall compensation philosophy, policies and practices in the context of our long-term business results, while avoiding more emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years also will permit the Company's stockholders to observe and evaluate the impact of any changes to the Company's executive compensation policies which have occurred since the last say on pay vote on executive compensation.

The option of every one year, two years, or three years that receives the highest number of votes cast will be the option selected by stockholders.  However, because this vote is advisory only and therefore is non-binding on the Board of Directors, the Board may decide that it is in the best interests of the Company’s stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by stockholders.

Required Vote

The non-binding advisory vote relating to the frequency of the non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officer will require stockholders to choose between a frequency of every one, two or three years or abstain from voting. The option of every one year, two years, or three years that receives the highest number of votes cast will be the option selected by stockholders. Because the stockholder vote on this proposal is advisory only, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote to approve the compensation of the Company’s Named Executive Officer as it deems appropriate.

Recommendation

The Board of Directors recommends a vote for the option of once every “Three Years” as the frequency with which stockholders are provided with an advisory vote on executive compensation.

MISCELLANEOUS

Auditors

The 2013 Annual Report to Stockholders of the Company, including financial statements and report thereon of Mallah Furman, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.  Mallah Furman and its predecessor have acted as the Company’s independent registered public accounting firm since May 30, 2007.

The Company’s Audit Committee has selected Mallah Furman to act as the Company’s independent registered public accounting firm during the year ending June 30, 2014. The Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in the Company’s interests.

Representatives of Mallah Furman are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions asked by stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Mallah Furman for services rendered to the Company in the Company’s fiscal years ended June 30, 2013 and June 30, 2012:

Fee Category	Fiscal 2013	Fiscal 2012

Audit Fees	$79,350	$79,350
Audit-related fees	--	--
Tax fees	$8,750	$8,750
All other fees	-- --	-- --
Total Fees	$88,100	$88,100

Audit Fees.  The audit fees for services rendered by Mallah Furman were for the audit of the Company’s annual consolidated financial statements for the years ended June 30, 2013 and 2012 included in the Company’s Annual Reports on Form 10-K for those years; the audit of a subsidiary’s financial statements for those years which are required for inclusion in the subsidiary’s Franchise Disclosure Document; and reviews of the Company’s quarterly statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year.

Audit-Related Fees.  Mallah Furman did not render any audit-related services to the Company during either fiscal 2013 or fiscal 2012.

Tax Fees.  Fees for these services were for tax return preparation and tax advice.

All Other Fees.  Mallah Furman did not provide any other services to the Company during either fiscal 2013 or fiscal 2012.

In connection with the standards for independence of a company’s independent registered public accounting firm, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of Mallah Furman.

Pre-Approval of Audit and Non-Audit Services

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved.  It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee of the Board that applies to the particular services or category of services to be provided and subject to a specific budget.  The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed the pre-approved fee budget level.  The policy permits the Chair of the Audit Committee to pre-approve the Company’s principal independent auditor’s services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee provided that the Audit Committee Chair is required to report to the full Audit Committee on any pre-approval determinations made in this manner.  All of the services performed by Mallah Furman were pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company’s equity securities with the SEC and furnish copies of those reports to the Company.  Based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company’s fiscal year ended June 30, 2013 were timely filed.

Stockholder Proposals

From time to time stockholders may present proposals for consideration at a meeting of stockholders which may be proper subjects for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.  Stockholder proposals intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2014 Annual Meeting of Stockholders presently scheduled to be held in November 2014 must be received by the Company at its principal executive offices, 290 N.E. 68th Street, Miami, Florida 33138, by June 16, 2014.  Any such proposals, as well as any questions relating thereto, should be directed to the President of the Company.  As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting of Stockholders, the proxies named in the Company’s form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before August 30, 2014.  However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by SEC regulations.

Additional Information

The cost of solicitation of Proxies, including the cost of reimbursing banks and brokers for forwarding proxy soliciting material to their principals, will be borne by the Company.  Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interviews.

Other Matters

The Board of Directors does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting.  If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors,

October 14, 2013	Lloyd Frank, Secretary

REVOCABLE PROXY
EnviroStar, Inc.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		1. Election of Directors:	For	With- hold	For All Except
				☐	☐	☐
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS November 8, 2013			MICHAEL S. STEINER, VENERANDO J. INDELICATO, DAVID BLYER, LLOYD FRANK AND ALAN M. GRUNSPAN
This proxy is solicited on behalf of the Board of Directors			INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) in the space provided below.
The undersigned hereby appoints Michael S. Steiner, Venerando J. Indelicato and Lloyd Frank, and each of them, proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of EnviroStar, Inc. to be held on Friday, November 8, 2013 (including any adjournments or postponements thereof) according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present, upon the matter specified hereon, as more fully described in the accompanying Notice of such meeting and Proxy Statement, receipt of which is hereby acknowledged, and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given.			2. Proposal to Approve the Non-Binding Advisory Resolution Relating to the Compensation of the Company's Named Executive Officers:	For	Against	Abstain
				☐	☐	☐
				One Year	Two Years	Three Years
			3. Proposal to Approve a Non-Binding Advisory Resolution on the Frequency (Every One, Two or Three Years) of the Non-Binding Vote to Approve the Compensation of the Company’s Named Executive Officers:	☐	☐	☐

Each properly executed proxy will be voted in accordance with the specifications made above.  If no specifications are made, the shares represented by this proxy will be voted “FOR” all listed nominees,  “FOR” Proposal No. 2 and “Three Years” for Proposal No. 3.

Please sign your name or names exactly as set forth hereon.  When stock is in the name of more than one person, each such person should sign the proxy.  When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting.  Proxies executed by corporations should be signed by a duly authorized officer.

Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy.  No postage is required if returned in the enclosed envelope and mailed in the United States.

Please be sure to sign and date this Proxy in the box below		Date

	Stockholder sign above	Co-holder (if any) sign above

Ã   Detach above card, sign, date and mail in postage paid envelope provided. Ã
EnviroStar, Inc.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding Availability of Proxy Materials For the Annual Meeting
of Stockholders to be Held on November 8, 2013.
The proxy statement and annual report to stockholders are available at www.cfpproxy.com/0267.

Stockholders may obtain directions to be able to attend the meeting and vote in person by telephoning the Company at 1-800-333-8883.